UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 2011

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-33816	26-0287117
(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 329-7275

(Registrant’s Telephone Number, Including Area Code)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2011, Heckmann Corporation (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2011. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 9, 2011, the Company announced that it is negotiating to sell China Water & Drinks, Inc. (“China Water”), which forms the Company’s bottled water business segment. The Company has decided to pursue the sale of China Water in order to allow management to focus on the Company’s rapidly growing U.S. water business and the market for integrated water services in the oil and natural gas sectors. The Company expects to complete all activities with respect to the sale of the bottled water segment within twelve months. In the third quarter of 2011, the Company will classify its bottled water segment as a discontinued operation and will reclassify its comparable period results to reflect this change.

The Company is not able at this time to make an estimate of the total charges relating to the sale of the bottled water segment. The Company will file an amended report or reports as and when it determines such estimate.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release issued by Heckmann Corporation on August 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

By:	/s/ Damian C. Georgino
Name:	Damian C. Georgino
Title:	Executive Vice President, Corporate Development and Chief Legal Officer

August 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Heckmann Corporation on August 9, 2011.